EXHIBIT 10.2
================================================================================

                                 STOCK AGREEMENT

                                  BY AND AMONG

                           THE ACQUIRERS NAMED HEREIN

                                       AND

                         COLLEGE OAK INVESTMENTS, INC.,
                                  BARRIE DAMSON
                                       AND
                                   ALAN GAINES

                                JANUARY 16, 2006

================================================================================

                                 STOCK AGREEMENT

      THIS STOCK AGREEMENT dated as of the 16th day of January, 2006 (the "Agreement"), is made and entered into by and among College Oak Investments, Inc., a Nevada corporation (the "Company"), Barrie Damson, an individual residing in the State of Connecticut ("Damson"), Alan Gaines, an individual residing in the State of Connecticut ("Gaines") and those individuals listed as "Acquirers" on the signature pages hereof.

                                    RECITALS:

      The Company and Rex Energy Royalties Limited Partnership, a Delaware limited partnership ("Rex Royalties"), PennTex Resources, L.P. a Texas limited partnership ("PennTex Resources"), PennTex Resources Illinois, Inc., a Delaware corporation ("PennTex Illinois"), Douglas Oil & Gas Limited Partnership, a Delaware limited partnership ("Douglas O&G"), Douglas Westmoreland Limited Partnership, a Delaware limited partnership ("Douglas Westmoreland"), Midland Exploration Limited Partnership a Delaware limited partnership ("Midland"), Rex Energy Operating Corp., a Delaware corporation ("Rex Energy") and Rex Energy Wabash, LLC, a Delaware limited liability company ("Rex Wabash") on the one hand (Rex Royalties, PennTex Resources, PennTex Illinois, Douglas O&G, Douglas Westmoreland, Midland, Rex Energy and Rex Wabash being referred to hereinafter collectively as "Sellers"), are entering into that certain Purchase Agreement (the "Purchase Agreement") contemporaneously herewith, whereby substantially all of the assets and the liabilities of the Sellers are being conveyed to and assumed by the Company.

      Capitalized terms used herein that are not defined herein shall have the respective meanings assigned thereto in the Purchase Agreement.

      The Company and the Acquirers have agreed, in accordance with and subject to the terms and conditions set forth in this Agreement, that (i) contemporaneously herewith, the Company will issue, transfer and convey to the Acquirers listed on Exhibit A (which is attached hereto and made a part hereof) (the "Management Acquirers"), an aggregate of 12,069,250 shares of the Company's common stock, $0.001 par value (the "Common Stock"), subject to the Company's right of first refusal set forth in Section 1.3 below, and (ii) concurrently with the closing of the equity financing with respect to the Closing under the Purchase Agreement, the Company will issue, transfer and convey to the Acquirers listed on Exhibit B (which is attached hereto and made a part hereof) (the "Subsequent Acquirers") shares of Common Stock, and such Subsequent Acquirers will purchase such shares of Common Stock, at the same prices and on the same terms as the other investors participating in such financing.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, and the receipt of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                              THE STAGE I TRANSFERS

      1.1 Issuance of Common Stock on Date of this Agreement. Contemporaneously with the execution and delivery of this Agreement, but subject in all respects to the terms and conditions hereof, the Company has issued, conveyed and transferred, and by these presents does hereby issue, convey and transfer, to the Management Acquirers as listed on Exhibit A, an aggregate of 12,069,250 shares of the Company's Common Stock in the respective amounts as set forth in Exhibit A. The Company and the Management Acquirers each acknowledge that the shares of Common Stock issued, conveyed and transferred pursuant to this Section
1.1 are issued, conveyed and transferred by the Company as additional consideration for Rex Energy and the Acquirers' entering into the transactions contemplated by the Purchase Agreement and this Agreement. The Management Acquirers further acknowledge that the Management Acquirers are not entitled to any rights regarding the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Common Stock issued, conveyed and transferred pursuant to this Section 1.1.

      1.2 Deliveries. No later than five (5) Business Days following the execution of this Agreement, the Company shall cause its transfer agent to deliver to the Management Acquirers stock certificates evidencing an aggregate of 12,069,250 duly authorized and issued shares of Common Stock, free and clear of any liens and encumbrances of any nature whatsoever (except for the restrictions set forth in Sections 1.3 and 1.4 below), registered in the names of the respective Management Acquirers and in the respective denominations as set forth in Exhibit A and imprinted with the legends set forth in Section 6.1 of this Agreement.

      1.3 Right of First Refusal.

            (a) Subject to the terms of this Section 1.3, no Management Acquirer will sell or transfer for consideration, or offer to sell or transfer for consideration, in one transaction or a series of related transactions, any Subject Shares (as defined below) to any Person, without first offering such Subject Shares to the Company on the terms and conditions set forth herein.

            (b) Upon any of the Management Acquirers proposing or receiving a bona fide offer that is subject to Section 1.3(a) above, such Management Acquirer shall promptly provide the Company with written notice thereof. If, during the ten (10) Business Day period immediately following the date that the Company receives such notice from a Management Acquirer, (i) the Company notifies such Management Acquirer that it declines to accept such offer to purchase such Subject Shares or (ii) the Company fails to notify the Management Acquirer that it wishes to so purchase such Subject Shares, then such Management Acquirer may thereafter sell such Subject Shares on the same terms and conditions as had been provided to the Company, at any time on or before that date which is 180 days after the expiration of such 10 Business Day period. If such Subject Shares are not so sold during such 180-day period, the terms and conditions of this Section 1.3 shall be deemed to automatically re-apply to such Subject Shares immediately following such 180-day period.

            (c) If (i) the Company notifies the Management Acquirer that it intends to purchase the offered Subject Shares and (ii) the Company is then legally permitted to purchase the Subject Shares so offered in accordance with the laws of its state of incorporation, the Company shall deliver full payment in cash for such Subject Shares to such Management Acquirer against delivery of the stock certificates for such Subject Shares within five (5) Business Days following its giving of such notice of acceptance to such Management Acquirer. The purchase price per Subject Share to be paid by the Company in payment therefor will be equal to (x) the price per Subject Share offered to the Management Acquirer by such third party, minus (y) $1.00 (the "First Refusal Discount Amount"). In the event the shares of Common Stock of the Company are subdivided into a greater number of shares of Common Stock, the First Refusal Discount Amount in effect on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, in the event the shares of Common Stock of the Company shall be combined into a smaller number of shares of Common Stock, the First Refusal Discount Amount in effect on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately upon the effectiveness of such subdivision or combination.

            (d) For the purposes of this Agreement, (i) "Subject Shares" shall mean the 12,069,250 shares of Common Stock acquired by the Management Acquirers pursuant to this Article 1, plus any shares of Common Stock, other capital stock or any other security or securities issued with respect thereto or in exchange therefor, in connection with any stock dividend, stock split, reverse split, recapitalization or similar corporate event involving the Common Stock, and (ii) "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are authorized or required to be closed in State College, Pennsylvania.

            (e) Notwithstanding the provisions of Section 1.3(a) hereof, if the Management Acquirers are selling such shares pursuant to an underwritten offering of securities, such underwritten offering and sale shall be deemed to comply with the requirements set forth therein. In addition, nothing contained in this Section 1.3 shall be deemed to prohibit or restrict any transfer or assignment of any of the Subject Shares (i) to the Company, (ii) by way of gift, donation, bequest, descent or distribution or any other transfer to a trust, limited partnership or pursuant to a will or any other estate planning or estate administration process (provided that as a condition to any such permitted transfer, the assignee of such Subject Shares must expressly agree in writing to assume the restrictions against transfer and the obligations of his or its assignor set forth in this Section 1.3 to the same extent as such assignor), or
(iii) by operation of law, court order or judicial process. The restrictions contained in this Section 1.3 shall apply only to the Subject Shares and shall not apply to any other shares of Common Stock or any other securities of the Company that are held or beneficially owned by any of the Management Acquirers whatsoever, whether now owned, hereafter acquired or otherwise.

      1.4 Agreement to Lock-Up Subject Shares. In the event that a Closing of the Acquired Assets fails to occur as a result of (i) a material breach by any of the Sellers of a representation or covenant contained in the Purchase Agreement, (ii) the failure by the Sellers to satisfy a required condition to Closing as set forth in the Purchase Agreement or (iii) the termination of the Purchase Agreement by the Company by virtue of a discrepancy in excess of 15% between Buyer's Report and the NS Reports, then the Management Acquirers agree that all Subject Shares shall immediately, without the necessity of any further action by the Company, be subject to a three (3) year "Lock-Up" period, pursuant to which each Management Acquirer agrees that he will not sell, transfer or dispose, nor attempt to sell, transfer or dispose of his Subject Shares for a period of three (3) years from the date of the occurrence set forth in clauses
(i), (ii) or (iii) of this Section 1.4. The "Lock-Up" provisions contained in this Section 1.4 shall not prevent any transfer of the Subject Shares by the

Management Acquirers (i) by way of gift, donation, bequest, descent or distribution or any other transfer to a trust, limited partnership or pursuant to a will or any other estate planning or estate administration process (provided that as a condition to any such permitted transfer, the assignee of such Subject Shares must expressly agree in writing to assume the restrictions against transfer and the obligations of his or its assignor set forth in this
Section 1.4 to the same extent as such assignor), or (iii) by operation of law, court order or judicial process.

      1.5 Cancellation of Stock Options.

            (a) Damson and Gaines each agree that, upon the Effective Option Cancellation Date (as defined below), each of them shall cancel such number of shares underlying their respective stock options, such that on the Effective Option Cancellation Date, each of Gaines and Damson shall beneficially own no more than 9.99% of the Common Stock of the Company on a fully-diluted basis. In connection with the foregoing, each of Damson and Gaines have surrendered to the Company's counsel, to be held in escrow, all copies of their respective agreements evidencing the stock options previously granted to them, all as listed on Exhibit C which is attached hereto and made a part hereof. On the Effective Option Cancellation Date, the Company shall, if necessary, reduce the number of shares underlying the stock options previously granted to Damson and Gaines, and deliver to each of them, modified option certificates, exercisable for such lesser number of shares of the Company's Common Stock, as provided in this Section 1.5. The Company shall make all necessary and appropriate notations in its books and records to duly record the reduction, if necessary, of all such stock options and related stock option agreements. Prior to the Effective Option Cancellation Date, neither Damson nor Gainer, nor any of their respective Affiliates or "associates" (as that term is defined in Rule 405 under the Securities Act), will exercise any of their respective stock options and the Company will not grant additional stock options to Damson or Gaines (or any of their respective Affiliates or associates) or amend or modify in any respect the terms of any stock options previously granted thereto, without the prior written consent of the Acquirers.

            (b) For purposes of this Agreement, "Effective Option Cancellation Date" shall mean the earlier to occur of (i) the Closing Date or (ii) June 30, 2006, if the Closing shall not have occurred as a result of the Company's breach of a material provision of the Purchase Agreement.

            (c) Notwithstanding the foregoing, in the event the Closing has not occurred by June 30, 2006 other than as a result of the Company's breach of a material provision of the Purchase Agreement, then the Company's counsel shall release to each of Damson and Gaines, their existing stock option agreements with no changes or modifications.

                                    ARTICLE 2
                     SUBSEQUENT ACQUISITION OF COMMON STOCK

      2.1 Sales of Common Stock to Subsequent Acquirers. Following the execution of this Agreement, it is contemplated that the Company will offer shares of its Common Stock for sale to accredited investors, in private offerings as follows:
(i) up to $10 million to fund the LLC's obligations under the Aurora Purchase Agreement, including money for drilling and working capital (the "First Equity Round") and (ii) approximately $40 million to fund the Company's purchase of the Acquired Assets (the "Second Equity Round"). With respect to the Second Equity Round, the Subsequent Acquirers identified on Exhibit B have agreed to invest, in the aggregate, but subject in all respects to the terms and conditions contained herein and in the Purchase Agreement, an amount equal to ten percent (10%) of the gross proceeds raised by the Company (inclusive of their investment). By way of example, if the Company accepts total subscriptions of $40 million in the Second Equity Round, then the Subsequent Acquirers shall be required to invest $4 million in the Second Equity Round. The pro rata investment percentage of each Subsequent Acquirer for the Second Equity Round is set forth opposite his respective name on Exhibit B. The Subsequent Acquirers shall be entitled to (i) assign and delegate all or any portion of their obligations to invest in the Second Equity Round to any Affiliate of such Subsequent Acquirer or to any other Acquirer and/or (ii) revise the percentages of participation in the Second Equity Round of all or any of the Subsequent Acquires as set forth on Exhibit B; provided, however, that no such revision will affect the obligations of the Subsequent Acquirers (combined with their designated assignees, as the case may be) to invest, in the aggregate, an amount equal to ten percent (10%) of the gross proceeds raised by the Company as required by this Section 2.1. For purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2.2 Stock Closings. Upon the terms but subject in all respects to the conditions of this Agreement, at the closing for the Second Equity Round (the "Stock Closing"), on the date for such closing (herein the "Stock Closing Date"), the Company shall issue and sell to the Subsequent Acquirers (or their designated Affiliate(s) and assignees), and the Subsequent Acquirers (or their designated Affiliate(s) and assignees) will purchase from the Company, such number of shares of Common Stock as determined in accordance with Section 2.1 above, at the same prices and upon the same terms as other investors participating in the Second Equity Round (including, without limitation, any and all registration rights granted to other investors participating in the Second Equity Round). No later than three (3) Business Days prior to the Stock Closing Date, the Subsequent Acquirers (or their respective assignees, as the case may be) shall deliver to the Company (or to the Company's placement agent or the escrow agent for the offering), their required investments as determined in accordance with Section 2.1 above, by wire transfer of immediately available funds.

      2.3 Deliveries. No later than five (5) Business Days following the Stock Closing, the Company shall cause its transfer agent to deliver to the Subsequent Acquirers, stock certificates evidencing the shares of Common Stock so purchased at the Stock Closing, free and clear of any liens and encumbrances of any nature whatsoever, registered in the respective Subsequent Acquirers' names as shown on Exhibit B.

                                    ARTICLE 3
                               REPRESENTATIONS AND
                           WARRANTIES OF THE ACQUIRERS

      To induce the Company to enter into this Agreement, the Acquirers each represent and warrant to the Company that the statements contained in this
Article 3 are true, correct and complete as of the date of this Agreement, and will be true, correct and complete (as to each then-purchasing Subsequent Acquirer with respect to the Stock Closing) as of the Stock Closing Date (as though made then and as though the Stock Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the Acquirers' disclosure schedule accompanying this Agreement and initialed by the parties hereto (the "Acquirers' Disclosure Schedule"). The Acquirers' Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered Articles, Sections, sub-sections and paragraphs contained in this
Article 3.

      3.1 Authority; Execution and Delivery.

            (a) The execution, delivery and performance by the Acquirers of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby, for each of the Acquirers that are limited partnerships, (x) are within such Acquirer's partnership power and authority and have been duly authorized by all necessary partnership action on the part of such Acquirer and (y) do not conflict with or contravene the terms of such Acquirer's certificate of formation, limited partnership agreement, or any amendment thereof. The Acquirers that are not limited partnerships each have the requisite legal capacity and power and authority to enter into this Agreement and to consummate each of the transactions and perform each of the obligations contemplated hereby. To the Knowledge of each Acquirer, the execution, delivery and performance by the Acquirers of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate, conflict with or result in any material breach or contravention of conflict with or result in a violation or breach of or default under any agreement, indenture or other instrument under which such Acquirer is bound, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the financial condition of such Acquirer or on the ability of the parties hereto to consummate the transactions contemplated by this Agreement, or (ii) violate or conflict with any law, rule or regulation applicable to such Acquirer except where such violation or conflict would not have a material adverse effect on the financial condition of the Acquirer or on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

            (b) The Acquirers have each duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Acquirers, enforceable against each of the Acquirers (as same may be applicable to such Acquirer) in accordance with its terms, except to the extent that such enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

      3.2 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Acquirers in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement.

      3.3 Investment Intent. The Common Stock will be acquired by the Acquirers for their own account for investment purposes and with no intention of distributing or reselling such shares of Common Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any applicable state or any foreign country or jurisdiction.

      3.4 Status. The Subsequent Acquirers represent and warrant to the Company that at the date hereof, they are accredited investors as defined in Rule 501(a) under the Securities Act, and have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the shares of Common Stock, and are able to bear the economic risk of such investment.

      3.5 Access to Information. The Acquirers represent and acknowledge that they (a) have had access to and the opportunity to review the Company's properties, assets, financial statements, contracts and other books and records and has made such investigation with respect thereto as it deems necessary to enter into the transactions contemplated hereby, (b) have been afforded the opportunity to ask appropriate representatives of the Company questions concerning the business, assets, financial condition and prospects of the company and (c) have been solely responsible for their own due diligence investigation of the Company and its business, for their own analysis of the merits and risks of an investment in the shares of Common Stock and for their own analysis of the terms of the investment in the shares of Common Stock.

      3.6 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of the Company that the Acquirers are not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of the Acquirers expressly set forth in this Agreement.

                                    ARTICLE 4
                               REPRESENTATIONS AND
                                WARRANTIES OF THE
                                     COMPANY

      To induce Rex Energy to enter into the Purchase Agreement and each of the Acquirers to enter into this Agreement, the Company hereby incorporates by reference into this Agreement, each and all of its representations and warranties (as the "Buyer" therein) contained in Article 4 of the Purchase Agreement, and hereby represents and warrants to each of the Acquirers that such representations and warranties of the Company as contained in Article 4 of the Purchase Agreement are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Stock Closing Date (as though made then and as though the Stock Closing Date were substituted for the date of this Agreement throughout this Article 4), and that the Acquirers shall be entitled to rely on such representations and warranties to the same extent as the "Sellers" under the Purchase Agreement, including, to the extent such representations and warranties are qualified as set forth in the Buyer's Disclosure Schedules.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                              OF DAMSON AND GAINES

      To induce Rex Energy and each of the Acquirers to enter into this Agreement, Damson and Gaines each represent and warrant to the Acquirers that the statements contained in this Article 5 are true, correct and complete as of the date of this Agreement, and will be true, correct and complete (as to each then-purchasing Subsequent Acquirer with respect to the Stock Closing) as of the Stock Closing Date (as though made then and as though the Stock Closing Date were substituted for the date of this Agreement throughout this Article 5),

      5.1 Execution and Delivery. Damson and Gaines have each duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Damson and Gaines, enforceable against each of them in accordance with its terms, except to the extent that such enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

      5.2 Ownership of Stock Options. Except as set forth on Exhibit C, neither Damson nor Gaines owns any other options, warrants or rights to acquire additional shares of the Company's Common Stock, and with respect to the options identified on Exhibit C, neither Damson nor Gaines has pledged, sold, transferred or otherwise disposed of their interests therein.

      5.3 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of Damson or Gaines in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement.

      5.4 Involvement in Legal Proceedings. Neither Damson nor Gaines: (i) have been convicted in a criminal proceeding, or are the subject of a criminal proceeding which is presently pending, involving the violation of any federal or state securities laws or federal commodities laws, (ii) were the subject of any order, judgment or decree of any court (not subsequently reversed, suspended or vacated by any court) permanently or temporarily enjoining either of them (A) from acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC"), or an associated person of any of the foregoing; or an investment advisor, underwriter, broker or dealer in securities; or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company; or from engaging in or continuing any conduct or practice in connection with such activity; or (B) from engaging in any type of business practice; or (C) from engaging in any activity in connection with the purchase and sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws, (iii) were the subject of any order, judgment or decree of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days, their respective right to engage in any activity described in Subsection 5.4(ii) above, or to be associated with persons engaged in any such activity or
(iv) has had any court, the Securities Exchange Commission, CFTC, New York Stock Exchange, American Stock Exchange or National Association of Securities Dealers or any commodity exchange or Nasdaq impose a sanction against them or found them to have violated any federal or state securities or commodities laws.

      5.5 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of the Acquirers that Damson and Gaines are not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of Gaines and Damson expressly set forth in this Agreement.

                                    ARTICLE 6
                           SECURITIES LAWS PROVISIONS;
                                 INDEMNIFICATION

      6.1 Transfer Restrictions. If the Acquirers should decide to dispose of any of their shares of Common Stock, the Acquirers understand and agree that they may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, and that certain transfers of certain shares of Common Stock are subject to the restrictions set forth in Sections 1.3 and 1.4 hereof. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of shares of Common Stock acquired hereunder (other than pursuant to an effective registration statement), the Company may require that the transferor of such shares of Common Stock provide to the Company an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company), to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities laws. The Acquirers agree to the imprinting, so long as appropriate, of substantially the following legend on the certificates representing shares of Common Stock:

      THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE

      (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT (IF ANY) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

      The legend set forth above may be removed if and when the shares of Common Stock, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The certificates representing the Common Stock shall also bear any additional legends required by applicable federal, state or foreign securities laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities laws. The Acquirers each agree that, in connection with any Transfer of the shares of Common Stock by any of them pursuant to an effective registration statement under the Securities Act, they will comply with all prospectus delivery requirements of the Securities Act.

      In addition, the Management Acquirers agree to the imprinting, as appropriate, of substantially the following legend on the certificates representing the Subject Shares, until the restrictions set forth in Sections
1.3 and 1.4 hereof are terminated.

      THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN STOCK AGREEMENT DATED AS OF JANUARY 16, 2006. ANY PROPOSED OFFER, SALE OR TRANSFER OF SUCH SECURITIES IS SUBJECT TO (I) THE TERMS OF A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND (II) CERTAIN "LOCK-UP" PROVISIONS THAT MAY ARISE AS SET FORTH THEREIN. A COPY OF SUCH AGREEMENT MAY BE MADE AVAILABLE UPON WRITTEN REQUEST BY THE HOLDER TO THE SECRETARY OF THE COMPANY. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

      6.2 Indemnification.

            (a) The Company agrees to indemnify each of the Acquirers, each Person (if any) who controls any Acquirer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Affiliate of the Acquirers, and hold the Acquirers and each and every one of them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Acquirers' counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by the Acquirers (or any of them) as a result of any claims made against the Acquirers by any person that relate to or arise out of (i) any breach by the Company, Damson or Gaines of any of its representations, warranties or covenants contained in or incorporated by reference into this Agreement, (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement, the Purchase Agreement or the shares of Common Stock acquired hereunder (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of the Acquirers), (iii) any untrue or alleged untrue statement (oral or otherwise) of a material fact made by the Company or any of its Affiliates or representatives in connection with or relating to the Private Placement (as such term is defined in the Purchase Agreement), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) any violation or alleged violation of federal or state securities law by the Company or any of its Affiliates or its representatives in connection with or related to such Private Placement.

            (b) Any Person that may be entitled to indemnification hereunder (the "indemnified party") will (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the Company from liability hereunder except to the extent that it is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified party and the Company with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If the Company elects not to or is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

            (c) The indemnification remedies provided for in this Section 6.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under this Agreement or otherwise.

            (d) The indemnity provisions contained in this Section 6.2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, (ii) any investigation made by or on behalf of any Acquirer, any Person controlling any Acquirer or any Affiliate of any Acquirer or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any shares of Common Stock by any Acquirer.

                                    ARTICLE 7
                                CERTAIN COVENANTS
                                 OF THE PARTIES

      With respect to the period between the execution and delivery of this Agreement and the Stock Closing Date as contemplated hereunder, each of the parties hereto will use his or its reasonable efforts to take all actions necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement. In connection with the foregoing, the pre-closing covenants of the "Buyer" and the "Sellers" set forth in Section 5 of the Purchase Agreement are hereby expressly incorporated into this Agreement. More particularly, the Company shall perform the covenants applicable to the "Buyer" set forth in Section 5 of the Purchase Agreement and the Acquirers are entitled to rely on the Company's obligations thereunder to the same extent as the "Sellers" under the Purchase Agreement, and the Acquirers, to the extent applicable thereto, shall use their respective reasonable efforts to cause the "Sellers" to perform their respective obligations thereunder, but all subject to the terms and conditions of the Purchase Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Nature of Certain Obligations. The covenants of each of the Subsequent Acquirers in Section 2.1 of this Agreement concerning the purchases of Common Stock and the representations and warranties of each of the Acquirers contained in Article 3 are several obligations. This means that the particular Acquirer making the representation, warranty or covenant will be solely responsible to the extent provided in herein above for any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, that the Company may suffer as a result of any breach thereof.

      8.2 No Waiver; Modification in Writing. No failure or delay on the part of the Company or of the Acquirers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Acquirers. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

      8.3 Fees and Expenses. Each party shall be responsible for its own expenses and the expenses of its legal and other advisors in conjunction with the negotiation, execution and performance of this Agreement.

      8.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      8.5 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, assigns, heirs and legal representatives, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of shares of Common Stock otherwise restricted under the terms of this Agreement. The indemnification obligations of the Company contained in Section 5.5 hereof are expressly made for the benefit of each indemnified party entitled to the rights thereunder.

      8.6 Amendment and Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Acquirers holding not less than a majority of the shares of Common Stock then owned by them.

      8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or mailed by registered or certified mail (return receipt requested) or Federal Express or another recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to the Acquirers, addressed to the particular Acquirer, at the following address:

                1965 Waddle Road
                State College, Pennsylvania 16803

                With copies to:

                Christopher K. Hulburt
                1965 Waddle Road
                State College, Pennsylvania 16803
                Telecopier: (814) 278-7286

            (b) If to the Company, Damson or Gaines, to:

                College Oak Investments, Inc.
                3 Park Avenue - 16th Floor
                New York, New York 10016
                Attn: Richard M. Cohen, CFO

                With copies to:

                Matthew S. Cohen
                Eaton & Van Winkle LLP
                3 Park Avenue - 16th Floor
                New York, New York 10016

      Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if sent via facsimile telecopy delivery, three (3) Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

      8.8 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.9 Entire Agreement. This Agreement (including the Exhibits hereto) and the other documents contemplated herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

      8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

      8.11 Public Announcements. The Company and the Acquirers shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with or the rules of any national securities exchange or national quotation service or made in disclosures reasonably determined as required to be filed pursuant to the applicable

      8.12 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

      8.13 Consent to Jurisdiction. Each of the parties to this Agreement hereby
(a) consents to the jurisdiction of any United States District Court for the Western District of Pennsylvania or, if such court does not have jurisdiction over such matter, the Court of Common Pleas of the Commonwealth of Pennsylvania of Centre County and (b) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such court. Each party accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum nonconveniens or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

      8.14 Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. All references in this Agreement to an "Article," "Section," "subsection," "Exhibit" or "Schedule" shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, as the case may be, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

      8.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                             COLLEGE OAK INVESTMENTS, INC.


                                             By: /s/ Carey G. Birmingham
                                                 -------------------------------
                                             Name: Carey G. Birmingham
                                             Title: President


                                             /s/ Barrie Damson
                                             -----------------------------------
                                             Barrie Damson


                                             /s/ Alan Gaines
                                             -----------------------------------
                                             Alan Gaines

                                             ACQUIRERS:


                                             /s/ Lance T. Shaner
                                             -----------------------------------
                                             Lance T. Shaner


                                             /s/ Benjamin W. Hulburt
                                             -----------------------------------
                                             Benjamin W. Hulburt


                                             /s/ Thomas F. Shields
                                             -----------------------------------
                                             Thomas F. Shields


                                             /s/ Michael S. Carlson
                                             -----------------------------------
                                             Michael S. Carlson


                                             /s/ Christopher K. Hulburt
                                             -----------------------------------
                                             Christopher K. Hulburt


                                             /s/ Thomas C. Stabley
                                             -----------------------------------
                                             Thomas C. Stabley

                                             SUBSEQUENT ACQUIRERS


                                             /s/ Lance T. Shaner
                                             -----------------------------------
                                             Lance T. Shaner


                                             /s/ Benjamin W. Hulburt
                                             -----------------------------------
                                             Benjamin W. Hulburt


                                             /s/ Thomas F. Shields
                                             -----------------------------------
                                             Thomas F. Shields

                                    EXHIBIT A
                              Management Acquirers

                  Name                           No. of Shares
                  ----                           -------------

                  Lance T. Shaner                4,827,700
                  Benjamin W. Hulburt            2,896,620
                  Thomas F. Shields              2,896,620
                  Michael S. Carlson               482,700
                  Christopher K. Hulburt           482,700
                  Thomas C. Stabley                482,700

                                    EXHIBIT B
                              Subsequent Acquirers

                  Name                           Pro Rata %
                  ----                           ----------

                  Lance T. Shaner                60%

                  Benjamin W. Hulburt            20%

                  Thomas F. Shields              20%

                                    Exhibit C
                          Damson & Gaines Stock Options

                  Each has an Option for 6,000,000 shares exercisable at $.05 per share. Option was granted on April 29, 2005 and expires April 29, 2010.